Exhibit 4.67

Dated      September 2022

DUCALE MARINE INC.

KLEIMAR NV

OPAL SHIPPING CORPORATION

IRIS SHIPPING CORPORATION

HIGHBIRD MANAGEMENT INC.

CORSAIR SHIPPING LTD.

as joint and several Borrowers

and

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

BNP PARIBAS

as Bookrunners and Arrangers

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

BNP PARIBAS

as Mandated Lead Arrangers

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Agent and Security Trustee

SUPPLEMENTAL AGREEMENT

relating to

a loan facility of (originally) up to US$105,000,000

Index

Clause		Page

1	Interpretation	3
2	Agreement of the Creditor Parties	4
3	Conditions Precedent	4
4	Representations and Warranties	5
5	Amendments to Loan Agreement and other Finance Documents	5
6	Further Assurances	7
7	Fees and Expenses	8
8	Communications	8
9	Supplemental	8
10	Law and Jurisdiction	8

Execution

Execution Page		9

Schedules

Schedule 1 Lenders		14
Schedule 2 Effective Date Certificate		15

THIS AGREEMENT is made on      September 2022

BETWEEN

(1)

DUCALE MARINE INC., a corporation incorporated and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Borrower A”), KLEIMAR NV, a public limited liability company incorporated in Belgium and having its registered office at 5 Suikerrui, 2000 Antwerp, Belgium, registered with the Crossroads Bank for Enterprises under number 0426.557.894, RLE Antwerp, Antwerp division (“Borrower B”), OPAL SHIPPING CORPORATION, a corporation incorporated and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Borrower C”), IRIS SHIPPING CORPORATION, a corporation incorporated and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Borrower D”), HIGHBIRD MANAGEMENT INC., a corporation incorporated and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Borrower E”) and CORSAIR SHIPPING LTD., a corporation incorporated and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Borrower F”), as joint and several Borrowers;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK a sociéte anonyme incorporated under the laws of France acting through its office at 12 place des Etats-Unis, CS 70052, 92547 Montrouge Cedex, France, registered under the SIREN No. 304 187 701 of the Registre du Commerce et des Sociétés of Nanterre and BNP PARIBAS whose registered office (siege social) is at 16 Boulevard des Italiens, 75009 Paris, France, acting through its office at Grands Moulins de Pantin, 9 rue du Débarcadère, 93500 Pantin, France as Bookrunners and Arrangers;

(4)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK a sociéte anonyme incorporated under the laws of France acting through its office at 12 place des Etats-Unis, CS 70052, 92547 Montrouge Cedex, France, registered under the SIREN No. 304 187 701 of the Registre du Commerce et des Sociétés of Nanterre and BNP PARIBAS whose registered office (siege social) is at 16 Boulevard des Italiens, 75009 Paris, France, acting through its office at Grands Moulins de Pantin, 9 rue du Débarcadère, 93500 Pantin, France as Mandated Lead Arrangers; and

(5)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK a sociéte anonyme incorporated under the laws of France acting through its office at 12 place des Etats-Unis, CS 70052, 92547 Montrouge Cedex, France, registered under the SIREN No. 304 187 701 of the Registre du Commerce et des Sociétés of Nanterre as Agent and Security Trustee.

BACKGROUND

(A)

By a loan agreement dated 13 December 2021 (as amended and supplemented from time to time, the “Loan Agreement”) and made between (i) the Borrowers, (ii) the Lenders, (iii) the Agent, (iv) the Mandated Lead Arrangers and (v) the Security Trustee, the Lenders agreed to make available to the Borrowers a loan facility in an amount of (originally) up to US$105,000,000, of which an amount of US$92,000,000 is outstanding by way of principal on the date hereof.

(B)	By an Agency and Trust Agreement dated 13 December 2021 entered into pursuant to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Lenders.

(C)

By a guarantee dated 5 January 2022 (the “Original Guarantee”) executed by the Navios Maritime Holdings Inc. (the “Original Guarantor”) in favour of the Security Trustee, the Original Guarantor has guaranteed the Borrowers’ liabilities under the Loan Agreement.

(D)

By a subordination agreement dated 3 January 2022 (the “Subordination Agreement”) executed by (i) the Original Guarantor, (ii) Navios Shipmanagement Holdings Corporation as subordinated creditor (the “Subordinated Creditor”) and (iii) the Security Trustee, the Subordinated Creditor agreed to the terms of the subordination of its liabilities owed by the Original Guarantor.

(E)	The Borrowers have requested that the Lenders give their consent:

(i)	to a change in the corporate structure which results in each Borrower being the indirect subsidiary of the New Guarantor;

(ii)	for each of the Existing Shareholders to enter into a share purchase agreement in order to sell their shares which they hold in the relevant Borrower to the New Shareholder;

(iii)	to the release of the Original Guarantor from its obligations and liabilities under the Original Guarantee; and

(iv)	to the release of the Subordinated Creditor from its obligations and liabilities under the Subordination Agreement,

(together, the “Request”).

(F)	The Lenders’ consent to the Borrowers’ request referred to in Recital (E) is subject to inter alia:

(i)	the execution of a new guarantee by the New Guarantor guaranteeing the obligations of the Borrowers under the Loan Agreement (as amended and supplemented by this Agreement); and

(ii)	the execution of the New Share Pledges by the New Shareholder pledging the shares of the Borrowers under the Loan Agreement (as amended and supplemented by this Agreement).

(G)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to amend the Loan Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions

In this Agreement, unless the contrary intention appears:

“Effective Date” means the date on which the conditions precedent in Clause 3 (Conditions Precedent) are satisfied as confirmed by the Effective Date Certificate;

“Effective Date Certificate” means a certificate to be executed by the Agent and issued to the Borrowers in the form set out in Schedule 2;

“Existing Shareholder” means:

(a)

in relation to Borrower A, Borrower E and Borrower F, Anemos Maritime Holdings Inc., a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960;

(b)

in relation to Borrower B, Camco Holdings Limited and NAV Holdings Limited, each a company incorporated under the laws of Malta whose registered office is at 25/16 Vincenti Buildings, Strait Street, Valletta VLT 1432, Malta;

(c)

in relation to Borrower C, Aquis Marine Corp., a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960; and

(d)

in relation to Borrower D, Navios Asia LLC, a limited liability company formed under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960;

“Finance Documents” shall have the meaning ascribed thereto in the Loan Agreement and shall also include for avoidance of doubt the supplemental letters dated 22 March 2022 and 6 April 2022;

“Loan Agreement” means the loan agreement referred to in Recital (A);

“New Guarantee” means a guarantee, to be executed by the New Guarantor in favour of the Security Trustee, in respect of the obligations of the Borrowers under the Loan Agreement (as amended and supplemented by this Agreement) and other Finance Documents in such form as the Lenders may approve or require;

“New Guarantor” means Navios Maritime Partners L.P., a limited partnership formed in the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH 96960, Majuro, Marshall Islands;

“New Share Pledges” means each of the new share pledges to be executed by the New Shareholder in relation to the shares in Ducale Marine Inc., Opal Shipping Corporation, Iris Shipping Corporation, Highbird Management Inc. and Corsair Shipping Ltd.; and

“New Shareholder” means Veja Navigation Company, a corporation incorporated and existing in the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH 96960, Majuro, Marshall Islands.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 to 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders

The Lenders agree subject to and upon the terms and conditions of this Agreement to the Request.

2.2	Agreement of the Creditor Parties

The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date

The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the satisfaction of the conditions referred to in Clause 3 (conditions precedent) and the issuance of the Effective Date Certificate.

3	CONDITIONS PRECEDENT

The conditions referred to in Clause 2.3 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the CPs Satisfaction Date:

(a)	documents of the kind specified in paragraphs 1 of Schedule 3, Part A to the Loan Agreement in relation to the New Shareholder and the New Guarantor;

(b)

documents of the kind specified in paragraphs 2, 3 and 4 of Schedule 3, Part A to the Loan Agreement in relation to the Borrowers in connection with their execution of this Agreement, in the case of the New Guarantor, the New Guarantee and in the case of the New Shareholder, the New Share Pledges updated with appropriate modifications to refer to this Agreement;

(c)	an original of this Agreement duly executed by the parties to it and counter-signed by the Approved Managers;

(d)	an original of the New Guarantee duly executed by the parties to it;

(e)	an original of each New Share Pledge duly executed by the parties to it;

(f)	original of each new share certificate together with original ancillary documents under the New Share Pledges;

(g)	documentary evidence that the agent for service of process named in the New Guarantee and the New Share Pledges has accepted its appointment;

(h)	favourable opinions from lawyers appointed by the Agent on such matters concerning the laws of Marshall Islands and Belgium and such other relevant jurisdictions as the Agent may require;

(i)	evidence that the fees specified in Clause 7 have been received in full by the Agent; and

(j)	any other document or evidence as the Agent may request in writing from the Borrowers.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties

The Borrowers represent and warrant to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Agreement.

4.2	Repetition of Finance Document representations and warranties

Each Borrower and each of the other Security Parties represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Agreement.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement

With effect on and from the Effective Date, the Loan Agreement shall be amended as follows:

(a)	by amending the definition of “Corporate Guarantor” to read as follows:

““Navios Maritime Partners L.P., a limited partnership formed and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960”;”

(b)	By amending the definition of “Designated Shareholder” to read as follows:

““Designated Unitholder” means Mrs Angeliki Frangou either directly or indirectly (through entities owned and controlled by her or trusts or foundations of which she is the beneficiary) and/or Navios Maritime Holdings Inc. or any of their affiliates being, either individually or together, the ultimate beneficial owner(s) of, or having ultimate control of the voting rights attaching to, at least 5 per cent. of all the Common Units in the Guarantor and in the plural means all of them; ”

(c)	by amending paragraph (a) in the definition of “Finance Documents” to read:

“(a) this Agreement, the supplemental letters dated 22 March 2022 and 6 April 2022 and the supplemental agreement dated      September 2022;”

(d)	by deleting paragraph (k) in the definition of “Finance Documents” renumbering paragraph (l) as paragraph (k);

(e)	by amending the definition of “Margin” to read as follows:

““Margin” means 2.85 per cent. per annum;”

(f)

by deleting the definitions of “Senior Secured Notes”, “Senior Secured Notes Indebtedness”, “Subordinated Creditor”, “Subordinated Liabilities”, “Subordinated Loan Agreement” and “Subordination Agreement”;

(g)	by deleting the definition of “Shareholder” and replacing it with the following definition:

““Shareholder” means:

(a)

in relation to Borrower A, Borrower C, Borrower D, Borrower E and Borrower F, Veja Navigation Company, a corporation incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960; and

(b)

in relation to Borrower B, Camco Holdings limited and NAV Holdings Limited, each a company incorporated under the laws of Malta whose registered office is at 25/16 Vincenti Buildings, Strait Street, Valletta VLT 1432, Malta;”

(h)	by amending paragraph (b) of clause 10.3 (share capital and ownership) to read as follows:

“Borrower B is authorised to issue 4,835,003 of no par value, and the ownership of all those shares is held in registered form by the relevant Shareholder, free of any Security Interest or other claim, save for any Security Interests created by the Finance Documents.”

(i)

by deleting the words “and under the relevant unsecured guarantee executed by each Borrower under the Senior Secured Notes and the Subordinated Loan Agreements” from paragraph (a) of clause 11.4 (no other liabilities or obligations to be incurred); and

(j)	by amending paragraph (k) of clause 19.1 (events of default) to read as follows:

“the Designated Shareholders own, in aggregate, less than 5 per cent. of the issued and outstanding common units in the Corporate Guarantor;”;

(k)	by deleting paragraph (p) of clause 19.1 (events of default) in its entirety; and

(l)	by deleting the words “, the Subordination Agreement” in para 1 of Schedule 3, Part A;

(m)	by deleting the words “the Subordinated Creditor,” in para 2 of Schedule 3, Part A;

(n)	by deleting the words “the Subordinated Creditor,” in para 3 of Schedule 3, Part A;

(o)	by deleting the words “the Subordinated Creditor,” in para 3 of Schedule 3, Part A; and

(p)	by replacing the wording in paragraph 3 of Schedule 3, Part B in its entirety with the following:

“This paragraph is intentionally omitted.”

5.2	Amendments to Finance Documents

With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)

the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)

by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Each Borrower’s and each Security Party’s obligation to execute further documents etc.

Each Borrower and each Security Party shall:

(a)

execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Borrowers, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)

validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances

The Security Trustee may specify the terms of any document to be executed by the Borrowers or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The Borrowers or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	FEES AND EXPENSES

(a)	The Borrowers shall pay to the Agent, for equal distribution to the Lenders, a non-refundable amendment fee of $20,000 on the date of this Agreement.

(b)	The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.

8	COMMUNICATIONS

8.1	General

The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts

This Agreement may be executed in any number of counterparts.

9.2	Third Party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions

The provisions of clause 31 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

EXECUTION PAGE

THE BORROWERS

SIGNED by	)	/s/ GEORGIOS PANAGAKIS
for and on behalf of	)
DUCALE MARINE INC.	)

SIGNED by	)	/s/ GEORGIOS PANAGAKIS
for and on behalf of	)
KLEIMAR NV	)

SIGNED by	)	/s/ GEORGIOS PANAGAKIS
for and on behalf of	)
OPAL SHIPPING CORPORATION	)

SIGNED by	)	/s/ GEORGIOS PANAGAKIS
for and on behalf of	)
IRIS SHIPPING CORPORATION	)

SIGNED by	)	/s/ GEORGIOS PANAGAKIS
for and on behalf of	)
HIGHBIRD MANAGEMENT INC.	)

SIGNED by	)	/s/ GEORGIOS PANAGAKIS
for and on behalf of	)
CORSAIR SHIPPING LTD.	)

LENDERS

SIGNED by	)	/s/ CHARALAMPOS KAZANTZIS
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
SIGNED by	)	/s/ CHARALAMPOS KAZANTZIS
for and on behalf of	)
BNP PARIBAS	)

BOOKRUNNERS AND ARRANGERS

SIGNED by	)	/s/ CHARALAMPOS KAZANTZIS
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

SIGNED by	)	/s/ CHARALAMPOS KAZANTZIS
for and on behalf of	)
BNP PARIBAS	)

MANDATED LEAD ARRANGERS

SIGNED by	)	/s/ CHARALAMPOS KAZANTZIS
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

SIGNED by	)	/s/ CHARALAMPOS KAZANTZIS
for and on behalf of	)
BNP PARIBAS	)

AGENT

SIGNED by	)	/s/ CHARALAMPOS KAZANTZIS
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

SECURITY TRUSTEE

SIGNED by	)	/s/ CHARALAMPOS KAZANTZIS
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

Witness to all the above	)
Signature	)	/s/ AIKATERINA DIMITRIOU
Name:	)	AIKATERINA DIMITRIOU
Address:	)	WATSON FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS - GREECE

COUNTERSIGNED this 6th day of September 2022 for and on behalf of the following Approved Manager and Subordinated Creditor which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this supplemental agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

/s/ Georgios Akhniotis
Georgios Akhniotis
President for and on behalf of
NAVIOS SHIPMANAGEMENT INC.

/s/ Georgios Akhniotis
Georgios Akhniotis
Secretary for and on behalf of
KLEIMAR LTD.

/s/ Georgios Akhniotis
Georgios Akhniotis
President for and on behalf of
NAVIOS TECHNICAL MANAGEMENT S.A.

/s/ Anna Kalathaki
Anna Kalathaki
Secretary for and on behalf of
NAVIOS CORPORATION MANAGEMENT INC.

COUNTERSIGNED this 6th day of September 2022 for and on behalf of Navios Maritime Partners L.P. which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this supplemental agreement.

/s/ GEORGIOS PANAGAKIS
GEORGIOS PANAGAKIS Attorney-in-fact for and on behalf of
NAVIOS MARITIME PARTNERS L.P.

SCHEDULE 1

LENDERS

Lender	Lending Office

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

12, place des Etats-Unis

CS 70052

92547 Montrouge Cedex

France

E-mail: clementine.costil@ca-cib.com;
romy.roussel@ca-cib.com;
charlene.marguetheintz@ca-cib.com

Copy:
nicoletta.panayiotopoulos@ca-cib.com;
yannick.legourieres@ca-cib.com

BNP PARIBAS	9 rue Débarcadère 93 500 Pantin France Fax: +33 (0) 1 42984355 e-mail: nurhan.gulec@bnpparibas.com; michael.neel@bnpparibas.com

SCHEDULE 2

EFFECTIVE DATE CERTIFICATE

To:	DUCALE MARINE INC.
KLEIMAR NV
OPAL SHIPPING CORPORATION
IRIS SHIPPING CORPORATION
HIGHBIRD MANAGEMENT INC.
CORSAIR SHIPPING LTD.
c/o Navios Shipmanagement Inc. 85 Akti Miaouli
Piraeus 185 38
Greece

[•] 2022

Supplemental Agreement dated [•] 2022 (the “Supplemental Agreement”) amending and supplementing the loan agreement dated 13 December 2021 (as supplemented and amended from time to time) and made between (i) Ducale Marine Inc., Kleimar NV, Opal Shipping Corporation, Iris Shipping Corporation, Highbird Management Inc. and Corsair Shipping Ltd. as joint and several borrowers (the “Borrowers”), (ii) the banks and financial institutions listed in schedule 1 therein as lenders (the “Lenders”), (iii) Crédit Agricole Corporate and Investment Bank and BNP Paribas as bookrunners and arrangers, (iv) Crédit Agricole Corporate and Investment Bank and BNP Paribas as mandated lead arrangers (the “Mandated Lead Arrangers”), (v) Crédit Agricole Corporate and Investment Bank as agent (the “Agent”) and (vi) Crédit Agricole Corporate and Investment Bank as security trustee (the “Security Trustee”), pursuant to which the Lenders made available to the Borrowers a senior secured term loan facility of (originally) up to US$105,000,000

Dear Sirs,

We refer to the supplemental Agreement.

Words and expressions defined in the Supplemental Agreement shall have the same meanings when used herein.

This is the Effective Date Certificate referred to in the Supplemental Agreement and it is confirmed that the Effective Date is [•] 2022.

Yours faithfully

for and on behalf of

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Agent